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                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]    Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
[ ]    Definitive Proxy Statement                                permitted by Rule 14a-6(e)(2))

[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-11(c)
       or Section 240.14a-12

                          INTERSTATE HOTELS CORPORATION
                 (Name of Registrant as specified in its Charter
                       and Person Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]    No Fee Required
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
       (1)     Title of each class of securities to which transaction applies:
       (2)     Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4)     Proposed maximum aggregate value of transaction:
       (5)     Total fee paid:
[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       (1)     Amount Previously Paid:
       (2)     Form, Schedule or Registration Statement No.:
       (3)     Filing Party:
       (4)     Date Filed:





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                            [INTERSTATE HOTELS LOGO]


--------------------------------------------------------------------------------

                                                       October 6, 2000


Dear Stockholder:

         You should have previously received a Proxy Statement and Proxy Card requesting you to vote to approve a $30 million investment in Interstate by an investor group led by Lehman Brothers. In connection with the investment, the Lehman group has arranged for a line of credit for Interstate of at least $25 million and agreed to invest in a joint venture with Interstate. Interstate and the Lehman group believe that the joint venture could acquire up to $300 million in hotel assets to be managed by the Company.

         The Lehman transaction results from an initiative announced by Interstate last year to obtain the capital resources to pursue its business plan. The proposal to approve the investment is to be voted on at the upcoming Special Meeting to be held on Monday, October 16, 2000

         We have provided with this letter a Supplemental Proxy Statement discussing an unsolicited conditional proposal to purchase all of the shares of common stock of Interstate that was received from a third party. Your Board of Directors has considered this third-party conditional proposal and determined that pursuing it is not in the best interest of the Company's stockholders.

         The Board has also reaffirmed its recommendation that stockholders vote "FOR" approval of the Lehman group investment at the upcoming meeting.

         Your vote is very important. Please sign, date and mail back your proxy card in the envelope provided.

         Remember, every vote counts.

         If you would like assistance in voting your shares, or if you have any questions on the procedure for voting your shares, you may contact our proxy solicitor, MacKenzie Partners, Inc. toll-free at (800) 322-2885 or collect at
(212) 929-5500.

         Thank you for your continued support.

                                             Sincerely,

                                             /s/ Thomas F. Hewitt

                                             Thomas F. Hewitt
                                             Chairman of the Board




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                          INTERSTATE HOTELS CORPORATION
                                FOSTER PLAZA TEN
                               680 ANDERSEN DRIVE
                         PITTSBURGH, PENNSYLVANIA 15220

                          SUPPLEMENT TO PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS

         The following information amends and supplements the proxy materials that were mailed to you in September in connection with Interstate's special meeting of Stockholders (the "Special Meeting"). The Special Meeting is scheduled to be held on October 16, 2000 at 10:00 a.m. Eastern Time, at the Pittsburgh Marriott City Center Hotel located at 112 Washington Place, Chatham Center, Pittsburgh, Pennsylvania.

         At the Special Meeting, stockholders of record on September 12, 2000 will be asked to approve the issuance of $30 million of convertible securities to an investment group led by Lehman Brothers and certain related matters. The proposed Lehman transaction results from an initiative announced by Interstate last year to obtain the capital resources to pursue its business plan.

         Interstate entered into the transaction with the Lehman group only after its management and Board of Directors conducted an extensive evaluation of Interstate's strategic alternatives, including conversations with numerous third parties involved in the hotel industry. The Board concluded that the Lehman investment presented the best opportunity for Interstate's stockholders to realize the long-term potential of their investment in Interstate

         On October 3, 2000, Interstate received a letter from the Shaner Hotel Group relating to a proposal to acquire Interstate at $4.125 per share in a preliminary indication of value. Shaner, an owner and operator of hotels, was one of the companies that Interstate contacted in connection with the process that resulted in the Lehman group investment proposal. The letter indicated that Shaner would be joined in the proposed transaction by Bruce S. Brickman & Associates, a commercial real estate development company. However, the letter included no specifics as to the availability of financing for the transaction, was subject to Shaner's request for unspecified due diligence reviews (which the letter indicated could be completed within 30 days but would be initiated only after Interstate accepted the proposal) in business, legal, tax, accounting, employee benefits, environmental and other areas and did not include a form of proposed definitive documentation. The proposal stated that the required due diligence period would necessarily entail a postponement of the October 16th stockholders meeting to November 15th.

         Interstate's Board of Directors considered the Shaner letter at meetings on October 4th and 5th and determined that pursuing this proposal is not in the best interests of Interstate's stockholders. In making that determination, the Board considered various factors, including the following:


         *  The highly conditional nature of the Shaner proposal;

         * The fact that the proposed Lehman transaction was fully negotiated after a process of more than nine months and is scheduled to be considered by stockholders next week;

         * Likely obstacles to Interstate's ability to complete a transaction of a type proposed by Shaner, including the consents that would be required from third parties to Interstate's hotel management and franchise agreements and the impact on the relationship with those third parties; and

         * The terms of Interstate's agreements with the Lehman investor group, which, among other things, require Interstate to terminate the Lehman agreement and pay a substantial termination fee and expense reimbursement to the Lehman group in order to accept the conditional Shaner proposal.



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         ACCORDINGLY, THE BOARD OF DIRECTORS OF INTERSTATE HAS REAFFIRMED ITS
UNANIMOUS DECISION THAT THE LEHMAN PROPOSAL IS IN THE BEST INTERESTS OF INTERSTATE AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE PROPOSAL.

         Enclosed is an additional (blue) proxy card which you may use to vote, or change your vote, at the special meeting. As described in the proxy statement previously furnished to stockholders, a later dated proxy will automatically supercede an earlier proxy card.

         If you have already returned your proxy card and wish to change your vote you may also do so by sending a written instrument revoking your proxy to the Secretary of Interstate or by voting in person at the Special Meeting. Attendance at the Special Meeting will not, in itself, constitute a revocation of a proxy.

         If you have not yet voted, please date, sign and return the enclosed
(blue) proxy card in the enclosed envelope.

         Interstate has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies in the enclosed form and related duties and will pay such firm a customary fee plus reasonable expenses for such services.

         This Supplement should be read together with the original Proxy Statement. Copies of the original Proxy Statement are available, without charge, to any person, including any beneficial owner of shares of common stock of Interstate, to whom this Supplement is delivered upon written or oral request to Interstate Hotels Corporation, Investor Relations, Foster Plaza Ten, 680 Andersen Drive, Pittsburgh, Pennsylvania 15220, (Telephone Number:
412-937-0600).

October 6, 2000